EXHIBIT 16.1

July 6, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC  20549

Commissioners:

We have read the statements made by Sanomedics, Inc. under Item 4.01 of its Form 8-K dated July 1, 2015.  We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Sanomedics, Inc. contained therein.

Very truly yours,

Marcum LLP   ■   750 Third Avenue  ■   11th Floor  ■   New York, New York 10017  ■   Phone 212.485.5500   ■   Fax 212.485.5501   ■   marcumllp.com